DESIGNATION OF RIGHTS, PREFERENCES AND PRIVILEGES
                                     FOR THE
                         SERIES B VOTING PREFERRED STOCK
                                       OF
                         VIDEOLOCITY INTERNATIONAL, INC.

         We, the undersigned,  Larry R. McNeill,  Vice President and CFO, and D.
T. Norman, Secretary, of Videolocity International, Inc., a Nevada corporation, hereinafter referred to as the "Corporation," hereby certify:

         FIRST: The name of the Corporation is VIDEOLOCITY INTERNATIONAL, INC.

         SECOND:  As  of  the  date  of  this  Designation,  no  shares  of  the
Corporation's   Series  B  Voting  Preferred  Stock  have  been  issued  or  are outstanding.

         THIRD: The following resolution establishing a series of Preferred Stock designated as the "Series B Voting Preferred Stock" consisting of 1,000,000 shares, $0.001 par value, was duly adopted by the board of directors of the Corporation effective as of January 19, 2001, in accordance with the articles of incorporation of the Corporation and the corporation laws of the state of Nevada:

         RESOLVED, that there is hereby created a series of preferred stock of the Corporation to be designated as the "Series B Voting Preferred Stock" consisting of 1,000,000 shares, $0.001 par value, with the following powers, preferences, rights, qualifications, limitations, and restrictions:

         1. Liquidation.

                  1.01. In the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation, after the requirements with respect to the liquidation preference of the Series A Voting Preferred Stock have been satisfied, the holders of the Series B Voting Preferred Stock shall be entitled to be paid out of the remaining assets of the Corporation available for distribution to its shareholders, whether from capital, surplus, or earnings, an amount in cash equal to $5.00 per share. No distribution shall be made on any common stock of the Corporation (the "Common Stock") or series of preferred stock of the Corporation other than the Series A Voting Preferred Stock by reason of any voluntary or involuntary liquidation (whether complete or partial), dissolution, or winding up of the Corporation unless each holder of any Series B Voting Preferred Stock shall have received all amounts to which such holder shall be entitled under this subsection.

                  1.02 If on any liquidation (whether complete or partial), dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to holders of Series B Voting Preferred Stock shall be insufficient to pay the holders of outstanding Series B Voting Preferred Stock the full amounts to which they otherwise would be entitled under section 1.01, the assets of the Corporation available for distribution to holders of the Series B Voting Preferred Stock shall be distributed to them pro rata on the basis of the number of shares of Series B Voting Preferred Stock held by each such holder.

                  1.03 Upon completion of the  distribution  required by Section
         1.01 above, if assets remain in the Corporation, the holders of the Corporation's Common Stock shall receive all the remaining assets of the Corporation.

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                  2. Voting Rights. The holders of the Series B Voting Preferred
         Stock shall be entitled to one vote for each share of the Series B Voting Preferred Stock held by them, and to vote with the Series A
         Voting Preferred Stock and the Common Stock of the Corporation on all matters submitted to a vote of the Corporation's stockholders. Except as otherwise provided herein or by the laws of the State of Nevada, the holders of the Series A Voting Preferred Stock, the Series B Voting Preferred Stock, and Common Stockholders shall vote together as one
         class  on  all  matters   submitted  to  a  shareholder   vote  of  the
         Corporation.

                  3. Dividends. The Series B Voting Preferred Stock shall participate with the Series A Voting Preferred Stock and the Common Stock on any dividends declared and paid thereon on a share-for-share basis. The Series B Voting Preferred Stock shall not have any preference as to dividends.

                  4. Redemption by Corporation. The Series B Voting Preferred Stock shall be redeemed by the Corporation at a price of $5.00 per share, upon the written request for redemption from any holder thereof received during the twenty-eight day period commencing February 1, 2002 and expiring at the close of business on February 28, 2002. Before any holder of Series B Voting Preferred Stock shall be entitled to have his or her shares redeemed by the Corporation, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Voting Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the request for redemption as provided above. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Voting Preferred Stock a check in the amount of the redemption price multiplied by the number of shares surrendered for redemption. Such redemption shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Voting Preferred Stock to be redeemed. The Corporation's obligations to pay the redemption price for the Series B Voting Preferred Stock shall be subordinate to the Corporation's obligation to pay the redemption price for the Series A Voting Preferred Stock.

                  5. Call by Corporation. The Series B Voting Preferred Stock shall be callable by the Corporation at a price of $5.00 per share by delivering a written notice of call to the holders of the Series B Voting Preferred Stock within the period commencing on the day following the issuance of the Series B Voting Preferred Stock and expiring at the close of business on February 28, 2002, which notice shall indicate the Corporation's intent to call the Series B Voting Preferred Stock and shall specify the effective date of the call. The effective date shall be not less than 30 days from the delivery date of the notice. Any holder of Series B Voting Preferred Stock may elect to convert his or her Series B Voting Preferred Stock to Common Stock prior to the effective date of the call; provided that notice of such conversion is received by the Corporation not less than five (5) days prior to the effective date of the call. On the effective date of the call, all issued and outstanding shares of Series B Voting Preferred Stock (not previously redeemed or converted to Common Stock) shall automatically be converted into the right to receive payment of the call price of $5.00 per share upon surrender of the certificate or certificates for the Series B Voting Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Voting Preferred Stock.

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         6. Conversion.

                  6.01 Conversion Rate. Each share of the Series B Voting Preferred Stock is convertible into one share of Common Stock of the Corporation at the times, in the manner, and subject to the conditions provided in this section 6.

                  6.02 Voluntary Conversion. Each share of the Series B Voting Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock.

                  6.03 Mechanics of Conversion. Before any holder of Series B Voting Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Voting Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Voting Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Voting Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  6.04 Automatic Conversion. On March 1, 2002, each share of the Series B Voting Preferred Stock which has not been surrendered for redemption in accordance with the provisions of Section 4 hereof, called by the Corporation in accordance with the provisions of Section 5 hereof, or surrendered for conversion in accordance with the provisions of Sections 6.02 and 6.03 hereof, shall be automatically converted into one share of Common Stock of the Corporation on March 1, 2002, without any further notice or action by the Corporation or the holders of the Series B Voting Preferred Stock, and from and after March 1, 2002, each certificate representing such shares of Series B Voting Preferred Stock shall be deemed to represent the number of shares of the Corporation's Common Stock into which such Series B Voting Preferred Stock has been converted.

                  6.05 Anti-Dilution. In order to prevent dilution of the rights granted hereunder, the conversion and voting rights shall be subject to adjustment from time to time in accordance with this section.

                           (a) In the  event  the  Corporation  shall  declare a
                  dividend or make any other distribution on any capital stock of the Corporation payable in Common Stock, options to purchase Common Stock, or securities convertible into Common Stock of the Corporation, shall at any time subdivide (other than by means of a dividend payable in Common Stock) its outstanding shares of Common Stock into a greater number of shares or combine such outstanding stock into a smaller number of shares, and if there is not a corresponding dividend or distribution on or to, or split or subdivision of, the Series B Voting Preferred Stock, then in each such event, the conversion rate shall be adjusted so that the holders of the Series B Voting Preferred Stock shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation which they would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of the Series B

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                  Voting Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto; an adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date for such event.

                           (b) If any capital reorganization or reclassification
                  of the capital stock of the Corporation, consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful adequate provisions shall be made whereby the holders of the Series B Voting Preferred Stock shall thereafter, have the right to acquire and receive on conversion of the Series B Voting Preferred Stock such shares of stock, securities, or assets as would have been issuable or payable (as part of the reorganization, reclassification, consolidation, merger, or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Stock as would have been received on conversion of the Series B Voting Preferred Stock immediately before such reorganization, reclassification, consolidation, merger, or sale. In any such case, appropriate provisions shall be made with respect to the rights and interests of the holders of the Series B Voting Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion rate and for the number of shares issuable on conversion of the Series B Voting Preferred Stock) shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable on the conversion of the Series B Voting Preferred Stock. In the event of a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of its assets as a result of which a number of shares of Common Stock of the surviving or purchasing corporation greater or lesser than the number of shares of Common Stock of the Corporation outstanding immediately prior to such merger, consolidation, or purchase are issuable to holders of Common Stock of the Corporation, then the conversion rate shall be adjusted in the same manner as though there was a subdivision or combination of the outstanding shares of Common Stock of the Corporation.

                           (c) No  adjustment  shall  be made in the  conversion
                  rate of the number of shares of Common Stock issuable on conversion of Series B Voting Preferred Stock (i) in connection with the issuance of any shares of Common Stock, securities, or assets on account of the anti-dilution provisions set forth in this section 6.05; (ii) in connection with the purchase or other acquisition by the Corporation of any capital stock, evidence of its indebtedness, or other securities of the Corporation; or (iii) in connection with the sale or exchange by the Corporation of any Common Stock, evidence of its indebtedness, or other securities of the Corporation, including securities containing the right to subscribe for or purchase Common Stock of the Corporation.

                  6.06 The Corporation covenants and agrees that:

                           (a) The shares of Common Stock issuable on any conversion of any shares of Series B Voting Preferred Stock shall have been deemed to have been issued to the person on the date such shares are surrendered to the Corporation for conversion as provided in Section 6.02 or the date such shares are automatically converted as provided

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

                  in Section 6.04, and on such date such person shall be deemed for all purposes to have become the record holder of such Common Stock.

                           (b) All shares of Common Stock which may be issued on
                  any conversion of the Series B Voting Preferred Stock will, on issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

                           (c) The issuance of certificates  for Common Stock on
                  conversion of the Series B Voting Preferred Stock shall be made without charge to the registered holder thereof for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with the conversion of the Series B Voting Preferred Stock and the related issuance of Common Stock or other securities.

                  7. Subordination. Any redemption hereunder shall be subordinated to payment in full of the redemption payments applicable to the Series A Voting Preferred Stock and to all Senior Debt as defined herein. "Senior Debt" shall mean the principal of and premium, if any, and interest on all indebtedness of the Corporation to any financial institution, including, but not limited to, (i) banks whether currently outstanding or hereinafter created and whether or not such loans are secured or unsecured; (ii) any other indebtedness, liability, obligation, contingent or otherwise of the Corporation whether created or assumed by the Corporation prior to or after the date of the creation of the Series B Voting Preferred Stock, which is, when created, specifically designated by the Corporation as Senior Debt; and
         (iii) any refunding, renewals, or extensions of any indebtedness or similar obligations described as Senior Debt in subparagraphs (i) and
         (ii) above.

         8. Additional Provisions

                  8.01 No change in the provisions of the Series B Voting Preferred Stock set forth in this Designation affecting any interests of the holders of any shares of Series B Voting Preferred Stock shall be binding or effective unless such change shall have been approved by the holders of all of the outstanding Series B Voting Preferred Stock in the manner provided in the corporation laws of the state of Nevada, as the same may be amended from time to time.

                  8.02 The shares of Series B Voting Preferred Stock shall be transferable only on the books of the Corporation maintained at its principal office, on delivery thereof duly endorsed by the holder or by his duly authorized attorney or representative or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of transfer by executors, administrators, guardians, or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with the new certificate representing the share of Series B Voting Preferred Stock so transferred to the person entitled thereto.

                  8.03 The Corporation shall not be required to issue any fractional shares of Common Stock on the conversion of any share of Series B Voting Preferred Stock.

                  8.04 Any notice required or permitted to be given to the holders of the Series B Voting Preferred Stock under this Designation shall be deemed to have been duly given if mailed by first class mail, postage prepaid to such holders at their respective addresses appearing on the

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         stock records  maintained by or for the Corporation and shall be deemed to have been given two days following the date they are deposited in the United States mail.

         IN WITNESS WHEREOF, the foregoing Designation of Rights, Privileges, and Preferences of Series B Voting Preferred Stock of the Corporation has been executed as of this 19th day of January 2001.

ATTEST:                                         VIDEOLOCITY INTERNATIONAL, INC.


By /s/ D. T. Norman                             By /s/ Larry R. McNeill
   ------------------------                        -----------------------------
   D. T. Norman, Secretary                         Larry R. McNeill,
                                                   Vice President and CFO

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